UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2014

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

As previously disclosed, the Registrant purchased 2,000,000 shares of its common stock (“WebMD Common Stock”) at a price of $48.50 per share pursuant to a tender offer that expired at 5:00 P.M., New York City time, on September 9, 2014. Reference is made to the Indentures referred to in the Notices attached as Exhibits 99.1, 99.2 and 99.3 hereto, which Notices are incorporated by reference herein. Under the applicable provisions of the Indentures, September 23, 2014 was the end of the period for determining the amount, if any, of the adjustments to be made, as a result of the tender offer, to the respective conversion rates of the Convertible Notes issued under the Indentures, based in part on trading prices of WebMD Common Stock during that period.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 2.25% Convertible Notes due 2016 to 13.9202 per $1,000 principal amount set forth in Exhibit 99.1, the $252,232,000 principal amount of 2.25% Notes that are currently outstanding are convertible, in the aggregate, into 3,511,120 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 2.25% Notes decreased from approximately $72.00 per share to approximately $71.84 per share.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 2.50% Convertible Notes due 2018 to 15.5118 shares per $1,000 principal amount set forth in Exhibit 99.2, the $400 million principal amount of 2.50% Notes that are currently outstanding are convertible, in the aggregate, into 6,204,720 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 2.50% Notes decreased from approximately $64.61 per share to approximately $64.47 per share.

After giving effect to the adjustment, resulting from the tender offer, of the conversion rate of the Registrant’s 1.50% Convertible Notes due 2020 to 18.9795 shares per $1,000 principal amount set forth in Exhibit 99.3, the $300 million principal amount of 1.50% Notes that are currently outstanding are convertible, in the aggregate, into 5,693,850 shares of WebMD Common Stock. As a result of the adjustment to the conversion rate, the conversion price of the 1.50% Notes decreased from approximately $52.81 per share to approximately $52.69 per share.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 2.25% Convertible Notes due 2016

99.2	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 2.50% Convertible Notes due 2018

99.3	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 1.50% Convertible Notes due 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: September 24, 2014	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 2.25% Convertible Notes due 2016

99.2	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 2.50% Convertible Notes due 2018

99.3	Notice of Conversion Rate Adjustment, dated September 24, 2014, in respect of the Registrant’s 1.50% Convertible Notes due 2020